UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Remark Holdings, Inc.

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800 S. Commerce St.
Las Vegas, Nevada 89106

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

December 6, 2023

Dear Stockholder:

This important notice is to inform you that the Remark Holdings, Inc. (“Remark,” “we,” “us,” or “our”) annual meeting of stockholders (the “Annual Meeting”) has been adjourned until December 29, 2023 at 1:00 p.m. E.T. to provide additional time for stockholders to cast their votes. The Annual Meeting will still be held in a virtual meeting format only, via audio webcast. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://meetnow.global/M4J5WMZ.

This notice supplements the Notice of Annual Meeting of Stockholders and proxy statement filed with the Securities and Exchange Commission and mailed to stockholders on or about October 25, 2023. The October 10, 2023 record date for determining stockholders entitled to vote at Annual Meeting remains unchanged. Other than as contained in this notice, there is no change to the proxy statement or proxy card. The proxy statement sets forth additional information regarding the Annual Meeting and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety. The proxy statement and form of proxy card are available at www.envisionreports.com/MARK.

YOUR VOTE IS VERY IMPORTANT. Stockholders who have not yet voted are encouraged to do so as soon as possible. If you have already cast your vote by mail or via telephone or the Internet, you do not need to vote again. If you need assistance voting your shares, please call Fay Tian, Vice President of Investor Relations, at 626-623-2000.

We appreciate your time and consideration and your continued support.

Sincerely,

Kai-Shing Tao
Chairman and Chief Executive Officer

Remark Holdings Adjourns Annual Shareholder Meeting Until
December 29, 2023

LAS VEGAS, NV – December 6, 2023 – Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (“AI”) powered computer vision solutions, today announced the adjournment of its annual shareholder meeting until Friday, December 29, 2023 at 1:00 p.m. E.T., to provide additional time to solicit votes to reach a quorum and conduct business.

About Remark Holdings, Inc.

Remark Holdings, Inc. (NASDAQ: MARK) is the AI-powered analytics platform that brings valuable insights to the video feeds provided by current cameras and computer vision solutions through its integrated suite of AI tools that help organizations understand their customer behavior and demographics while providing real-time alerts to predetermined inspection and security parameters. Remark’s international team of sector-experienced professionals has created award-winning GDPR-compliant and CCPA-compliant video analytics solutions that service the government agencies, hospitality, public safety, retail, and transportation sectors. The company’s headquarters are in Las Vegas, Nevada, USA, with operational offices in New York and international offices in London, England.

For more information, please visit our home page at www.remarkholdings.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contacts

Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000
(+86) 13702108000